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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF THE
                                   REGISTRANT

Subsidiary                                     State of Incorporation
- ----------                                     ----------------------

Spirit Homes, Inc.                                     Arkansas

Delta Homes, Inc.                                     Mississippi

Belmont Homes Transportation, Inc.                    Mississippi